UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   April 24, 2008

INTRICON CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	1-5005	23-1069060
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1260 Red Fox Road, Arden Hills, MN 55112

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (651) 636-9770

____________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition

The following information is being provided pursuant to Item 2.02. Such information, including Exhibit 99.1 attached hereto, should not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

On April 24, 2008, IntriCon Corporation (the “Company”) announced earnings for the quarter ended March 31, 2008. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 5.03.   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 23, 2008, at the annual meeting of shareholders of the Company, the Company’s shareholders approved an Amendment (the “Amendment”) to the Company’s Amended and Restated Articles of Incorporation, as amended. The Amendment became effective upon the filing of the Amendment with the Secretary of State of the Commonwealth of Pennsylvania on April 24, 2008. The Amendment amends the Company’s Amended and Restated Articles of Incorporation, as amended, to increase the Company’s authorized common shares from 10,000,000 to 20,000,000. A copy of the Amendment is included in Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference. A more detailed description of the Amendment can be found in the Company’s Definitive Proxy Statement on Schedule 14A which was filed with the Securities and Exchange Commission on March 24, 2008.

Item 7.01.   Regulation FD Disclosure

The following information is being provided pursuant to Item 7.01. Such information, including Exhibit 99.1 attached hereto, should not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

The information contained under Item 2.02 is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits

(d)    Exhibits

3.1	IntriCon Corporation’s Amended and Restated Articles of Incorporation, as amended.
99.1	Press Release dated April 24, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IntriCon Corporation

Date: April 25, 2008	By:	/s/ Scott Longval
Scott Longval Chief Financial Officer

EXHIBIT INDEX

3.1	IntriCon Corporation’s Amended and Restated Articles of Incorporation, as amended.
99.1	Press Release dated April 24, 2008.